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                                                                  EXHIBIT 4.3


                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Agreement") is dated as of July 31, 1998, by and among the undersigned Buyer (the "Buyer"), THE PRODUCERS ENTERTAINMENT GROUP LTD., a corporation organized under the laws of the State of Delaware, U.S.A. (the "Company"), and H. GLENN BAGWELL, JR., a duly licensed attorney who practices law in the State of North Carolina, U.S.A., as Escrow Agent (the "Escrow Agent").

         Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in that Securities Purchase Agreement between the Company and the Buyer dated of even date herewith (the "Securities Purchase Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Buyer and the Company have entered into the Securities Purchase Agreement, pursuant to which the Company has agreed to sell, and the Buyer has agreed to purchase, in a closing or closings as described in the Securities Purchase Agreement, at the First Closing, a number of Series D Shares along with a number of Warrants (the "First Closing Securities"); at the Second Closing, a number of Series D Shares along with a number of Warrants (the "Second Closing Securities"); and at each Additional Closing, Series E Shares and Warrants in amounts set forth in the Securities Purchase Agreement (the "Additional Closing Securities," and collectively with the First Closing Securities and the Second Closing Securities, the "Securities"); and

         WHEREAS, the Buyer and the Company have agreed to effectuate the Closings utilizing an escrow arrangement as described in this Agreement; and

         WHEREAS, it is a condition of the Company's obligation to sell, and the Buyer's obligation to purchase, the Securities, that this Agreement be executed and delivered; and

         WHEREAS, the Escrow Agent is willing to act hereunder on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth below, the parties hereto hereby agree as follows:

         1. ESCROW ACCOUNT.

         1.1 Deposit. On the date of the First Closing and on the date of the Second Closing, by wire transfer of immediately available funds in United States Dollars, Buyer shall deposit the full purchase price for the First Closing Securities and the Second Closing Securities,


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as applicable, and on the date of each Additional Closing, by wire transfer of immediately available funds in United States Dollars, Buyer shall deposit the full purchase price for the Additional Closing Securities (collectively, the "Escrow") with the Escrow Agent, to be held by the Escrow Agent in a separate non-interest bearing account (the "Escrow Account"), established at Wachovia Bank, N.A., in Raleigh, North Carolina U.S.A. (the "Bank"), subject to the terms and provisions contained herein. At the request of the Company the Escrow Agent shall provide the Company with all Bank statements, notices and other writings which it receives from the Bank in connection with the Escrow Account.

         2. DISBURSEMENT OF ESCROW/SECURITIES.

         2.1 Disbursement. At each Closing, upon receipt by the Escrow Agent of all of the moneys, documents, and things from the respective parties with respect to such Closing as described in the Securities Purchase Agreement and as further described in Sections 2.1(a) and 2.1(b) below, the Escrow Agent shall deliver to each party via facsimile the documents and things (or if requested by the parties, only the signature pages thereto) to have been delivered by the other party in accordance with the Securities Purchase Agreement and this Agreement. The Escrow Agent shall transfer, on the date of Closing if the transaction is closed prior to 2:00 PM on such date, otherwise by the next business day following each Closing, by wire transfer to the Company the full Escrow then held, less any charges and fees agreed to be paid by the Company. The Escrow Agent shall, upon receipt thereof, deliver (via overnight delivery service) to the Company originals of all other documents and things listed in
Section 2.1(b) below. The Escrow Agent shall, upon receipt thereof, deliver (via overnight delivery service) originals of all of the documents and things listed in Section 2.1(a) below to the Buyer at the address provided in writing by the Buyer to the Escrow Agent.

         The Closings may take place via facsimile. This shall be accomplished in the following manner. Each party shall deliver via facsimile to the Escrow Agent, at the telecopier number provided on the signature page to this Agreement, the first page and the fully executed signature page to each of the documents and things to be executed by such party at the applicable Closing. If stock certificates are to be delivered, each such certificate shall be delivered via overnight courier to the Escrow Agent. Upon receipt by the Escrow Agent of the Closing proceeds and the original Preferred Share certificates and Warrant being sold at such Closing, the Escrow Agent shall wire transfer the Escrow (less any charges and fees agreed to be paid by the Company to third parties) to the Company. Nothing herein to the contrary notwithstanding, the Escrow Agent shall not release the Escrow to the Company prior to taking physical possession of the Preferred Shares and Warrants being sold at the applicable closing; likewise, the Escrow Agent shall not release the original Preferred Shares and Warrants being sold at such Closing prior to receipt in the Escrow Account of the Escrow. Each party closing the transactions contemplated herein via facsimile shall deliver via overnight courier service to the Escrow Agent complete originals of all documents and things (as called for in Sections 2.1(a) and 2.1(b) below) within one (1) business day after such delivery via facsimile. Each party hereby agrees that a facsimile of each document and thing to be delivered hereunder, once delivered to the Escrow Agent, shall be binding upon such party in the same manner as would an original to the full extent allowed by applicable law.



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         (a). Items to be Delivered by the Company to the Escrow Agent.

         (i) At the First Closing. On the date of the First Closing, the Company shall deliver to the Escrow Agent, unless otherwise stated, three (3) fully executed (by the authorized officer(s) of the Company) originals (except for the certificates representing the Series D Shares and the Warrant) of each of the following documents: (I) the Securities Purchase Agreement, (II) the Registration Rights Agreement of even date herewith between the Company and the Buyer, (III) a certificate or certificates representing the Series D Shares and Warrants being purchased by the Buyer at the First Closing; (IV) the executed original Legal Opinion (Exhibit F to the Securities Purchase Agreement) along with one (1) copy thereof; and (VI) this Agreement.

         (ii) At the Second Closing. On the date of the Second Closing, the Company shall deliver to the Escrow Agent a certificate or certificates representing the Series D Shares and Warrants being purchased by the Buyer at the Second Closing.

         (iii) At the Additional Closings. On the date of each Additional Closing, unless otherwise instructed by the Buyer, the Company shall deliver to the Escrow Agent on behalf of the Buyer, one (1) fully executed (by the authorized officer(s) of the Company) original and one (1) copy of each of the following documents: (I) the certificate(s) representing the Series E Shares and the Warrants being purchased by the Buyer at such Additional Closing; and (II) if specifically requested by the Buyer, a certificate executed by the officers of the Company attesting to the continuing truth and correctness of the Company's representations and warranties as contained in the Securities Purchase Agreement and to the satisfaction of all conditions precedent to such Additional Closing.

         (b) Items to be Delivered by the Buyer to the Escrow Agent.

         (i) At the First Closing. On or before the date of the First Closing, the Buyer shall deliver to the Escrow Agent, unless otherwise stated, three (3) fully executed originals of each of the following documents: (I) the Securities Purchase Agreement, (II) the Registration Rights Agreement of even date herewith between the Company and the Buyer, (III) this Agreement; and (IV) the full purchase price for the Series D Preferred and the Warrant being purchased at the First Closing, via wire transfer to the Escrow Account.

         (ii) At the Second Closing and at Each Additional Closing. On the date of the Second Closing and of each Additional Closing, the Buyer shall deliver to the Escrow Agent (I) the full purchase price for the Securities being purchased at the Second Closing or such Additional Closing, as applicable, and (II) if specifically requested by the Company, a certificate executed by the Buyer attesting to the continuing truth and correctness of the Buyer's representations and warranties as contained in the Securities Purchase Agreement and to the satisfaction of all conditions precedent to the Second Closing or such Additional Closing.

         2.2 Controversies. If any controversy arises between two or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the Escrow or any portion thereof or as to any



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other matter arising out of or relating to this Escrow Agreement, the Escrow
Agent shall not be required to determine the same and need not make any delivery of the Escrow concerned or any portion thereof but may retain the same until the rights of the parties to the dispute shall have been finally determined by agreement or by final judgment of a court of competent jurisdiction after all appeals have been finally determined (or the time for further appeals has expired without an appeal having been made). The Escrow Agent shall deliver that portion of the Escrow concerned covered by such agreement or final order within five (5) days after the Escrow Agent receives a copy thereof. The Escrow Agent shall assume that no such controversy has arisen unless and until it receives written notice from the Buyer or the Company that such controversy has arisen, which refers specifically to this Agreement and identifies the adverse claimants to the controversy.

         2.3 No Other Disbursements. No portion of the Escrow monies shall be disbursed or otherwise transferred except in accordance with this Section 2,
Section 4 or Section 5.1(b). Without limiting the foregoing, neither Escrow Agent nor the Buyer shall be entitled to any right of offset against the Escrow or otherwise entitled to receive any portion of the Escrow.

         3. ESCROW AGENT. The acceptance by the Escrow Agent of his duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

         3.1 The Escrow Agent shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any cash, investments or other amounts deposited with or held by it.

         3.2 The Escrow Agent shall be protected in acting upon any written notice, certificate, instruction, request or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         3.3 The Escrow Agent shall not be liable for any act done hereunder except in the case of its gross negligence, willful misconduct or bad faith.

         3.4 The Escrow Agent shall not be obligated or permitted to investigate the correctness or accuracy of any document or to determine whether or not the signatures contained in said documents are genuine or to require documentation or evidence substantiating any such document or signature.

         3.5 The Escrow Agent shall have no duties as Escrow Agent except those which are expressly set forth herein, and in any modification or amendment hereof; provided, however, that no such modification or amendment hereof shall affect its duties unless it shall have given its written consent thereto. The Escrow Agent shall not be prohibited from owning an equity interest in the Company, the Buyer, another buyer, any of their respective subsidiaries or any third party that is in any way affiliated with or conducts business with either the Company, the Buyer or another buyer.



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         3.6 The Company and the Buyer specifically acknowledge that the Escrow
Agent may have worked with the Company, the Buyer or affiliates of either of them on other unrelated transactions, and that they and each of them has specifically requested that the Escrow Agent draft the documents for the said transactions and act as Escrow Agent with respect to the said transactions. Each party represents that it has retained legal and other counsel of its choosing with respect to the transactions contemplated herein and in the Securities Purchase Agreement, and is satisfied in its sole discretion with the form and content of the documentation drafted by the Escrow Agent. The Escrow Agent may own an equity interest in the Company and/or may be an equity owner of the Buyer or another buyer, and may increase or sell any such interest, so long as in accordance with any and all applicable law. The said parties hereby waive any objection to the Escrow Agent so acting based upon conflict of interest or lack of impartiality. The Escrow Agent agrees to act impartially and in accordance with the terms of this Agreement and with the parties' respective instructions, so long as they are not in conflict with the terms of this Agreement.

         4. TERMINATION. This Agreement shall terminate on the earlier of (a) the date on which the Escrow and all other escrowed documents and things described herein shall have been fully disbursed in accordance with the terms and conditions of this Agreement, (b) any other date agreed to by the Buyer and the Company, or (c) the date which is five (5) days after the final Additional Closing has taken place in accordance with the terms of the Securities Purchase Agreement, in which event the Escrow shall be disbursed in full to the Company.

         5. MISCELLANEOUS.

         5.1 Indemnification of Escrow Agent.

         (a) The Company and the Buyer each agree, jointly and severally, to indemnify the Escrow Agent for, and to hold him harmless against, any loss incurred without gross negligence, willful misconduct or bad faith on the Escrow Agent's part, arising out of or in connection with the administration of this Agreement, including the costs and expenses of defending himself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnification shall not apply to a party with respect to a direct claim against the Escrow Agent by such party alleging in good faith a breach of this Agreement by the Escrow Agent, which claim results in a final non-appealable judgment against the Escrow Agent with respect to such claim.

         (b) In the event of any dispute as to the nature of the rights or obligations of the Buyer, the Company or the Escrow Agent hereunder, the Escrow Agent may at any time or from time to time interplead, deposit and/or pay all or any part of the Escrow Funds with or to a court of competent jurisdiction sitting in Wake County, North Carolina or in any appropriate federal court, in accordance with the procedural rules thereof. The Escrow Agent shall give notice of such action to the Company and the Buyer. Upon such interpleader, deposit or payment, the Escrow Agent shall immediately and automatically be relieved and discharged from all further



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obligations and responsibilities hereunder, including the decision to interplead, deposit or pay such funds.

         5.2 Amendments. This Agreement may be modified or amended only by a written instrument executed by each of the parties hereto.

         5.3 Notices. All communications required or permitted to be given under this Agreement to any party hereto shall be sent by first class mail or facsimile to such party at the address, except in the case of the Escrow Agent, of such party set forth in the Securities Purchase Agreement and, in the case of the Escrow Agent, at 3005 Anderson Drive, Suite 204, Raleigh, North Carolina U.S.A. 27609.

         5.5 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Escrow Agent shall not assign its duties under this Agreement.

         5.6 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

         5.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.





                            [SIGNATURE PAGE FOLLOWS]


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            [SIGNATURE PAGE TO ESCROW AGREEMENT DATED JULY 31, 1998]




                                     THE COMPANY:

                                     THE PRODUCERS ENTERTAINMENT GROUP LTD.


                                     By: /S/  ARTHUR BERNSTEIN
                                         -------------------------------------
                                              Mr. Bernstein, E.V. President
                                             ---------------------------------



                                     THE BUYER:

                                     THE AUGUSTINE FUND, L.P.

                                     By: Augustine Capital Management, Inc.,
                                         a General Partner

                                     By: /S/  THOMAS DUSZYNSKI
                                         -------------------------------------
                                         Mr. Tom Duszynski, Chief Operating
                                         Officer




                                     ESCROW AGENT:

                                     /S/  H. GLENN BAGWELL, JR.
                                     -----------------------------------------
                                     H. GLENN BAGWELL, JR., ESQ.

                                     Address:  3005 Anderson Drive, Suite 204
                                               Raleigh, North Carolina USA 27609
                                               Telephone 919.785.3113
                                               Telecopier 919.785.3116



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